Exhibit B
JOINT FILING UNDERTAKING
     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 7 to the Statement on Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment No. 7 jointly on behalf of each such party.

Dated: March 22, 2006	PRIDES CAPITAL PARTNERS, L.L.C.
	By:	/s/ Murray A. Indick
	Name:	Murray A. Indick
	Title:	Managing Member

Kevin A. Richardson, II
By:	/s/ Murray A. Indick
Name:	Murray A. Indick
Title:	Attorney-in-Fact

Henry J. Lawlor, Jr.
By:	/s/ Murray A. Indick
Name:	Murray A. Indick
Title:	Attorney-in-Fact

Murray A. Indick
By:	/s/ Murray A. Indick

Charles E. McCarthy
By:	/s/ Murray A. Indick
Name:	Murray A. Indick
Title:	Attorney-in-Fact

Christian Puscasiu
By:	/s/ Murray A. Indick
Name:	Murray A. Indick
Title:	Attorney-in-Fact

Perseus Holding Corp.
By:	/s/ Murray A. Indick
Name:	Murray A. Indick
Title:	President